                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549



                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


         Date of Earliest Event Reported: October 1, 1996


                THE NARRAGANSETT ELECTRIC COMPANY

        (exact name of registrant as specified in charter)


Rhode Island             1-7471              05-0187805
(state or other          (Commission         (I.R.S. Employer
jurisdiction of          File No.)           Identification No.)
incorporation)

        280 Melrose Street, Providence, Rhode Island 02907

             (Address of principal executive offices)

                          (401) 784-7000

       (Registrant's telephone number, including area code)

Item 5.  Other Events
________________________


     As previously reported, legislation was signed into law in August 1996 that will restructure the electric utility industry in Rhode Island. New England Electric System (NEES) subsidiaries The Narragansett Electric Company (Narragansett) and New England Power Company (NEP) are affected by the legislation. The legislation provides, in part, for the sale, lease, spin off or other disposition of at least a 15 percent interest in the NEES companies' generating facilities and would provide for the recovery of stranded costs by the NEES companies. On October 1, 1996, Narragansett affiliates, Massachusetts Electric Company and NEP, together with the Massachusetts Attorney General, the Massachusetts Division of Energy Resources and other parties announced the filing of a restructuring plan with the Massachusetts Department of Public Utilities (MDPU). The filed plan is similar to the Rhode Island legislation except that the NEES companies have agreed to voluntarily divest, either by sale or spin off, 100% of their generating business to one or more nonaffiliated entities. The divestiture would include Narragansett's interest in its Manchester Street Station power plant. The plan would require the NEES companies to file an additional plan by July 1, 1997 detailing how the divestiture would be carried out. Actual divestiture would take place within six months after the later of (i) commencement of retail choice in Massachusetts for all customers of investor-owned electric utilities or (ii) the receipt of all governmental approvals necessary for the transfer. The aggregate amount of the transition access charge on retail distribution rates to recover NEP's past generation commitments would be reduced by the proceeds or other valuation of the divested generation assets.

     The NEES companies have requested that the MDPU hold public hearings on the plan and issue a decision by December 1, 1996. Implementation of the plan is also subject to enactment of enabling legislation by the Massachusetts legislature and the approval of the Federal Energy Regulatory Commission. Additional governmental approvals would be required for the transfer of the generation business.

     Historically, electric utility rates have been based on a utility's costs. As a result, electric utilities are subject to certain accounting standards that are not applicable to other business enterprises in general. Financial Accounting Standards No. 71, Accounting for the Effects of Certain Types of Regulation (FAS71), requires regulated entities, in appropriate circumstances, to establish regulatory assets and liabilities, and thereby defer the income statement impact of certain costs that are expected to be recovered in future rates. The NEES companies believe that, if approved by regulators, the restructuring plan would meet the criteria for continued application of FAS71 to the NEES companies' remaining regulated utility operations, including the recovery of stranded costs. As a result, no writeoff of existing regulatory assets is expected and any loss from the divestiture of the NEES companies generating business would be recorded as a regulatory asset.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                              THE NARRAGANSETT ELECTRIC COMPANY


                                 s/Alfred D. Houston
                              By ________________________________
                                 Alfred D. Houston
                                 Vice President and Treasurer


Date: October 1, 1996